Exhibit 4.2

Execution Version

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

as the Company

EL PASO PIPELINE PARTNERS, L.P.

as the Guarantor

and

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 8, 2012

to

INDENTURE

Dated as of March 30, 2010

4.70% SENIOR NOTES DUE 2042

FOURTH SUPPLEMENTAL INDENTURE, dated as of November 8, 2012 (this “Supplemental Indenture”), by and among EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), EL PASO PIPELINE PARTNERS, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the “Guarantor” or the “MLP”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of March 30, 2010 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by an indenture supplemental to the Original Indenture; and

WHEREAS, the Company, the Guarantor and the Trustee have entered into (i) a First Supplemental Indenture to the Original Indenture, dated as of March 30, 2010, providing for the issuance of the Company’s 6.50% Senior Notes due 2020 as a series of Securities under the Original Indenture, (ii) a Second Supplemental Indenture to the Original Indenture, dated as of November 19, 2010, providing for the issuance of the Company’s 4.10% Senior Notes due 2015 and 7.50% Senior Notes due 2040, each as a series of Securities under the Original Indenture and (iii) a Third Supplemental Indenture to the Original Indenture, dated as of September 20, 2011, providing for the issuance of the Company’s 5.00% Senior Notes due 2021 as a series of Securities under the Original Indenture; and

WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

WHEREAS, the Company and the Guarantor propose that the Company’s obligations under such new series of Securities and under the Indenture to the extent applicable to such new series of Securities be guaranteed by the Guarantor in accordance with the provisions of the Indenture (including without limitation Article Fourteen of the Original Indenture and the provisions of this Supplemental Indenture); and

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:

ARTICLE ONE
Relation to Indenture; Definitions

SECTION 1.1                                                                  Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2                                                                  Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.3                                                                  General References.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE TWO
The Series of Securities

SECTION 2.1                                                                  The Form and Title of the Securities.

There is hereby established, in accordance with Section 3.1 of the Original Indenture, a new series of Securities to be issued under the Indenture and to be designated as the Company’s 4.70% Senior Notes due 2042 (the “Notes”).  The Notes shall be substantially in the form attached as Exhibit A hereto, with such appropriate insertions, omissions, substitutions, notations and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the Officer executing such Notes, as evidenced by his execution thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note attached as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).

SECTION 2.2                                                                  Amount.

The aggregate principal amount of the Notes that may be authenticated and delivered pursuant hereto is unlimited.  The Trustee shall initially authenticate and deliver the Notes for original issue on the date hereof in an initial aggregate principal amount of $475,000,000, upon delivery to the Trustee of a Company Order for the authentication and delivery of the Notes.  The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of Additional Notes, upon Company Order, without the consent of any Holder and without any further supplement or amendment to the Original Indenture or this Supplemental Indenture, and accordingly, Additional Notes may be issued on any Business Day after the date hereof.  The Notes issued on the date hereof and any such Additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.

SECTION 2.3                                                                  Denominations.

The Notes shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.4                                                                  Stated Maturity.

The Stated Maturity of the principal of the Notes shall be November 1, 2042.

SECTION 2.5                                                                  Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note attached as Exhibit A hereto.

SECTION 2.6                                                                  Place of Payment.

As long as any Notes are Outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the principal of and any premium and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the Trustee’s Corporate Trust Office, as long as such office is located in the Borough of Manhattan, The City of New York.  The Company will give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 2.7                                                                  Optional Redemption of the Notes.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof, at any time or from time to time, at the applicable Redemption Price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article Eleven of the Original Indenture.

SECTION 2.8                                                                  Defeasance and Discharge; Covenant Defeasance.

Article Thirteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture) shall apply to the Notes.  Furthermore, each of the covenants set forth in Article Four of this Supplemental Indenture, and the Event of Default specified in Section 5.1(c) of the Original Indenture, shall, in each case, constitute “Additional Defeasible Provisions” (as such term is used in the Original Indenture).

SECTION 2.9                                                                  Global Securities.

The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities.  Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Sections 2.2 and 2.4 of the Original Indenture, (iii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Section 3.5 of the Original Indenture and in this Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

SECTION 2.10                                                           Parent Guarantee.

Article Fourteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture) shall apply to the Notes.  The MLP hereby agrees that it shall be a Guarantor of the Notes in accordance with Article Fourteen of the Original Indenture.  For the purposes of this Supplemental Indenture and the Notes (including without limitation the provisions of the Original Indenture to the extent applicable thereto), the term “Guarantor” shall mean the MLP, and accordingly, the Parent Guarantee of the MLP shall be a Securities Guarantee with respect to the Indenture and the Notes; provided, however that such Securities Guarantee shall not apply to any obligations under any series of Securities other than the Notes.

To evidence its Parent Guarantee set forth in Article Fourteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture), the Guarantor hereby agrees that a notation of such Parent Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture will be executed on behalf of such Guarantor by one of its Officers.

The Guarantor hereby agrees that its Parent Guarantee set forth in Article Fourteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture) will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee.

If an Officer whose signature is on this Supplemental Indenture or on the notation of such Parent Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of such Parent Guarantee is endorsed, the Parent Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Parent Guarantee set forth in the Indenture on behalf of the Guarantor.

ARTICLE THREE
Amendments to Original Indenture

With respect to the Notes, the Original Indenture is hereby amended as set forth below in this Article Three; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.

SECTION 3.1                                                                  Defined Terms.

Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Section 1.1 of the Original Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in its appropriate alphabetical position:

“Additional Defeasible Provisions” means the provisions of Sections 5.1(c), 10.6, 10.7 and 10.8 of the Indenture.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under the Indenture pursuant to Section 2.2 of this Supplemental Indenture.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the MLP and its Subsidiaries taken as a whole to any “person” or “group” of related persons as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (regardless of whether otherwise in compliance with the provisions of the Indenture);

(2)                                 the approval by the holders of Capital Stock of the MLP of any plan or proposal for the liquidation or dissolution of the MLP;

(3)                                 such time as no member of the Kinder Morgan Group continues to own, directly or indirectly, the general partner interests of the MLP, or no member or members of the Kinder Morgan Group continue to serve as the only general partner or partners of the MLP; and

(4)                                 the MLP fails to own directly or indirectly 100% of the Capital Stock of the Company.

Notwithstanding the foregoing, a conversion of the MLP from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for Capital Stock in another Person shall not constitute a Change of Control, so long as following such conversion or exchange the Kinder Morgan Group beneficially owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such successor entity, or continues to own a sufficient number of the outstanding shares of Voting Stock of such successor entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

“Change of Control Triggering Event” means the first day on which both of the following conditions have been satisfied:

(1)                                 a Change of Control has occurred; and

(2)                                 (x) a Rating Decline has occurred during a period that (a) begins on the earliest of (i) the date of consummation of a Change of Control, (ii) the date of public notice of the occurrence of a Change of Control and (iii) the date of public notice of the intention by the MLP to effect a Change of Control and (b) ends on the 90th day after the date of consummation of such Change of Control and (y) immediately after the occurrence of such Rating Decline, the Notes do not have an Investment Grade Rating from at least two Rating Agencies.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries for the most recently completed fiscal quarter of the Company, prepared in accordance with GAAP.

“Debt” means any obligation created or assumed by any Person for the repayment of borrowed money.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Inc. or any successor to the rating agency business thereof.

“Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch, or, if any such entity ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Issue Date” means the first date on which any Notes are issued, authenticated and delivered under this Indenture.

“Kinder Morgan” means Kinder Morgan, Inc., a Delaware corporation, and its successors.

“Kinder Morgan Group” means, collectively, (a) Kinder Morgan, (b) each Person of which Kinder Morgan is a direct or indirect Subsidiary and (c) each Person which is a direct or indirect Subsidiary of any Person described in clause (a) or (b) of this definition.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, regardless of whether filed, recorded or perfected under applicable law.

“MLP” means El Paso Pipeline Partners, L.P., a Delaware limited partnership, and its successors.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” means a series of Securities designated as the Company’s 4.70% Senior Notes due 2042, issued pursuant to this Indenture, as amended and supplemented by the Fourth Supplemental Indenture hereto dated as of November 8, 2012.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Parent Guarantee” means the guarantee by the MLP of the obligations of the Company under this Indenture and the Notes, pursuant to the guarantee provisions of this Indenture.

“Permitted Liens” means:

(1)                                 Liens upon rights-of-way for pipeline purposes;

(2)                                 any governmental Lien, mechanics’, materialmen’s, carriers’ or similar Lien incurred in the ordinary course of business that is not yet due or that is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

(3)                                 the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(4)                                 Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Company or any of its Subsidiaries in good faith;

(5)                                 Liens of, or to secure performance of, leases;

(6)                                 any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

(7)                                 any Lien upon property or assets acquired or sold by the Company or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(8)                                 any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9)                                 any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Company or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or

(10)                          any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means (a) any pipeline assets of the Company or any of its Subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that is located in the United States of America or Canada, and (b) any processing or manufacturing plant owned or leased by the Company or any of its Subsidiaries and located within the United States of America or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of the Board of Directors of the Company, is not material in relation to the activities of the Company and its Subsidiaries as a whole.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the MLP as a replacement agency for Moody’s, S&P or Fitch, or all, as the case may be.

“Rating Decline” means, at any time, (a) if at such time, three Rating Agencies are continuing to rate the Notes, more than one of such Rating Agencies at such time shall decrease its rating of the Notes to a rating below its rating of the Notes as of the Issue Date, (b) if fewer than three Rating Agencies are continuing to provide ratings for the Notes at such time, any of the Rating Agencies rating the Notes at such time shall decrease its rating of the Notes to a rating below its rating of the Notes as of the Issue Date, or (c) the absence of any ratings of the Notes at such time by any Rating Agency.

“Restricted Subsidiary” means any Subsidiary of the Company owning or leasing any Principal Property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale-Leaseback Transaction” means the sale or transfer by the Company or any Restricted Subsidiary of any Principal Property to a Person (other than the Company or a Subsidiary) and the taking back by the Company or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, (b) the only general partners of which are such Person or one or more of its Subsidiaries, or (c) of which more than 50% of the partners’ capital interests (considering all partners’ capital interests as a single class) is owned by such Person or one or more of its Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 3.2                                                                  Parent Guarantee.

Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Article Fourteen of the Original Indenture is hereby amended by adding the following Sections 14.4, 14.5 and 14.6 thereto:

Section 14.4                             Guarantor May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 14.6 of this Indenture, the Guarantor may not consolidate or amalgamate with or merge into any other Person (other than the Company) or sell, convey, transfer or lease or otherwise dispose of all or substantially all of the Company’s properties and assets (on a consolidated basis) to another Person (other than the Company),  unless:

(a)                                 either (i) the Guarantor is the surviving Person, or (ii) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)                                 the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the Guarantor’s obligations under this Indenture and the Parent Guarantee pursuant to a supplemental indenture; and

(c)                                  the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with this Indenture and that all conditions precedent set forth in this Indenture have been complied with.

Section 14.5                             Successor Substituted.

Upon any consolidation or merger of the Guarantor with or into any other Person or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Guarantor in accordance with Section 14.4, the successor or resulting Person formed by or resulting upon such consolidation or merger (if other than the Guarantor) or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Guarantor shall be relieved of all obligations and covenants under this Indenture and the Parent Guarantee

Section 14.6                             Releases.

The Guarantor will be released and relieved of any obligations under its Parent Guarantee immediately upon Legal Defeasance in accordance with Article Thirteen of this Indenture or satisfaction and discharge of this Indenture in accordance with Article Four of this Indenture.  The Guarantor will also be released and relieved of any obligations under its Parent Guarantee immediately upon the merger of the Guarantor with and into the Company.

ARTICLE FOUR
Additional Covenants

With respect to the Notes, Article Ten of the Original Indenture is hereby amended as set forth below in this Article Four; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.

SECTION 4.1                                                                  Limitation on Liens.

Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.6 thereto:

Section 10.6                             Limitation on Liens.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, whether owned or leased on the Issue Date or thereafter acquired, to secure any Debt of the Company or any other Person (other than the Notes and the Parent Guarantee) without making effective provision whereby the Notes shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.  The foregoing restrictions will not, however, apply to:

(1) any Lien upon any property or assets of the Company or any Restricted Subsidiary in existence on the Issue Date or created pursuant to an “after-acquired property” clause or similar term in existence on the Issue Date or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the Issue Date;

(2) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Company or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

(3) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any Restricted Subsidiary (regardless of whether the obligations secured thereby are assumed by the Company or any Restricted Subsidiary);

(4) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise;

(5) the assumption by the Company or any Restricted Subsidiary of obligations secured by any Lien existing at the time of the acquisition by the Company or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person that owns such property or assets;

(6) any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

(7) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

(8) any Lien arising from or in connection with a conveyance by the Company or any Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulfur, helium, coal, metals, minerals, steam, timber or other natural resources;

(9) any Lien in favor of the Guarantor, the Company or any Subsidiary of the Company;

(10) any Lien created or assumed by the Company or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Subsidiary;

(11) any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

(12) Permitted Liens;

(13) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (1) through (12) above; or

(14) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (1) through (13) above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus, in each case, the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided, further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

(b)                                 Notwithstanding the immediately preceding paragraph (a), without securing the Notes, the Company or any Restricted Subsidiary may create, assume, incur or suffer to exist any Lien not excepted pursuant to clauses (1) through (14) above upon any Principal Property to secure any Debt of the Company or any other Person (other than the Notes and the Parent Guarantee); provided that the aggregate principal amount of all such Debt then outstanding and secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by paragraph (a) in Section 10.7 of this Indenture), does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.2                                                                  Restriction of Sale-Leaseback Transactions.

Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.7 thereto:

Section 10.7                             Restriction of Sale-Leaseback Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless one of the following applies:

(1) the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Company  or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Notes; or

(4) the Company or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (1) the repayment, redemption or retirement of Funded Debt of the Company or any Subsidiary, or (2) investment in another Principal Property;

(b)                                 Notwithstanding the immediately preceding paragraph (a), the Company or any Restricted Subsidiary may effect any Sale-Leaseback Transaction not excepted pursuant to the immediately preceding paragraph (a); provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than the Notes) secured by Liens upon Principal Properties not excepted pursuant to clauses (1) through (14) of  Section 10.6(a), do not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.3                                                                  Offer to Purchase Upon a Change of Control Triggering Event.

Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.8 thereto:

Section 10.8                             Offer to Purchase Upon a Change of Control Triggering Event.

(a)                                 If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (“Change of Control Offer”) on the terms set forth below.  In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased pursuant to the foregoing, plus accrued and unpaid interest on such Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of such Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of the Company’s compliance with such securities laws or regulations.

(b)                                 With respect to any Change of Control Offer, on the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent (to the extent the Paying Agent acts as tender agent for such offer) an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; and

(iii)                               deliver or cause to be delivered to the Trustee all Notes accepted for purchase together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company.

(c)                                  Upon receipt of the Change of Control Payment from the Company, the Paying Agent (to the extent the Paying Agent acts as tender agent for such offer) will promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee, upon receipt of a Company Order, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.

(d)                                 The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  Notwithstanding anything to the contrary in this Section 10.8, the Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) prior to the Change of Control Triggering Event, notice of redemption of all outstanding Notes has been given pursuant to the redemption provisions of this Indenture, unless and until there is a default in payment of the applicable Redemption Price.

(f)                                   A Change of Control Offer may be made with respect to the Notes in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement for the Change of Control Triggering Event is in place at the time of making the Change of Control Offer.  Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and cancelled, at the Company’s option.  Notes purchased by a third party pursuant to clause (e) of this Section 10.8 will have the status of Notes issued and Outstanding.

(g)                                  In the event that, pursuant to this Section 10.8, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified above in this Section 10.8, and, to the extent not inconsistent therewith, the procedures specified below in this paragraph (g).

(i) A Change of Control Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period, the Company shall purchase all Notes tendered and not withdrawn in response to the Change of Control Offer in accordance with Section 10.8(b) above.

(ii)                                  Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of Notes.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders of Notes.  The notice, which shall govern the terms of the Change of Control Offer, shall state:

(A)                               that the Change of Control Offer is being made pursuant to this Section 10.8, and the length of time the Change of Control Offer shall remain open;

(B)                               the purchase price and the Change of Control Payment Date;

(C)                               that any Note not tendered and accepted for payment shall remain outstanding for all purposes under this Indenture;

(D)                               that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(E)                                that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have such Notes purchased equal to $2,000 and integral multiples of $1,000 in excess thereof;

(F)                                 that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender such Note, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note completed, or transfer by book entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent (to the extent the Paying Agent acts as tender agent for such offer) at the address specified in the notice at least three Business Days before the Purchase Date;

(G)                               that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent (to the extent the Paying Agent acts as tender agent for such offer), as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

(H)                              that Holders whose Notes were purchased only in part, pursuant to this section, shall be issued new Notes equal in principal amount to the unpurchased portion of such Notes surrendered (or transferred by book entry transfer).

ARTICLE FIVE
Miscellaneous

SECTION 5.1                                                                  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company or the Guarantor.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Original Indenture.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes or any information incorporated therein by reference.

SECTION 5.2                                                                  Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 5.3                                                                  Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.4                                                                  Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

THE COMPANY:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

THE GUARANTOR:

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Name:	Kimberly A. Dang
Title:	Vice President and Chief Financial Officer

TRUSTEE:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Herawattee Alli
Name:	Herawattee Alli
Title:	Authorized Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

4.70% Senior Note due 2042

No.	U.S.$

CUSIP:  28370TAF6

ISIN:  US28370TAF66

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C., a Delaware limited liability company (herein called the “Company”, which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                                            United States Dollars on November 1, 2042, and to pay interest thereon from November 8, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 (each, an “Interest Payment Date”) in each year, commencing on May 1, 2013, at the rate of 4.70% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable).  Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions and trust companies in that Place of Payment are authorized or obligated by law, executive order or regulation to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such

1

Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of the Paying Agent in the Borough of Manhattan, The City and State of New York, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Company by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                              ,

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

This is one of the Securities of the series designated 4.70% Senior Notes due 2042 referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

2

[REVERSE OF NOTE]

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

4.70% Senior Note due 2042

This Security is one of a duly authorized issue of senior securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 30, 2010, as amended and supplemented by the Fourth Supplemental Indenture thereto dated as of November 8, 2012 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), by and among the Company, El Paso Pipeline Partners, L.P. (the “Guarantor”) and HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  Capitalized terms used but not defined herein have the meanings set forth in the Indenture.  This Security is one of the series designated on the face hereof.

This Security is the general, unsecured, senior obligation of the Company and is guaranteed pursuant to a guarantee (the “Parent Guarantee”) by the Guarantor.  The Parent Guarantee is the general, unsecured, senior obligation of the Guarantor.

This Security is redeemable, in whole or in part, at the Company’s option at any time prior to maturity.  Beginning on May 1, 2042, the Redemption Price will equal 100% of the principal amount of this Security plus accrued and unpaid interest to the Redemption Date.  Prior to May 1, 2042, the Redemption Price will equal the greater of (a) 100% of the principal amount of this Security, and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

For purposes of determining the Redemption Price prior to May 1, 2042, the following definitions shall apply:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.  The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and RBS Securities Inc.; provided that, if any of the foregoing is not then a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the applicable

3

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

If a Change of Control Triggering Event occurs, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to an offer (“Change of Control Offer”) on the terms set forth in the Indenture.  In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder of Securities describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Securities on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected (with each series voting as a separate class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

No Holder of this Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series; it

4

being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture. The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of the Security Registrar in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or the Parent Guarantee endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Parent Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, officer, manager or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

5

[If a Definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                                                  (Please Print or Typewrite Name and Address of Assignee) the within instrument of EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C., and does hereby irrevocably constitute and appoint                                                   Attorney to transfer said instrument on the books of the within-named corporation, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:
(Signature)

Signature Guarantee:
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

6

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 10.8 of the Indenture, check the box below:

☐ (Election to have entire Security purchased)

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 10.8 of the Indenture, check the box below and state the amount you elect to have purchased:

☐ (Election to have only part of Security purchased)

$
(amount elected for purchase)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

7

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary]

8

EXHIBIT B

GUARANTEE NOTATION

4.70% Senior Notes due 2042 of
El Paso Pipeline Partners Operating Company, L.L.C.

The undersigned Guarantor (which term includes any successor Person in such capacity under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.

The obligations of the Guarantor to the Holders of Securities of this series and to the Trustee pursuant to the Parent Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Parent Guarantee.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

By:
Name:
Title: